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                                                                     Exhibit 3.8

                             CODE OF REGULATIONS

                              OF TARGET OILFIELD
                            PIPE & SUPPLY COMPANY

                                  ARTICLE I.

                           Meetings of Shareholders

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                                Annual Meeting

        An annual meeting of Shareholders, for the election of Directors and the consideration of the reports to be laid before such meeting, shall be held on the first of June of__________________________ in each year, at 2 o'clock P.M. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called and held for the purpose.

                           Special or Called Meetings

        A meeting of the Shareholders may be called by the Chairman of the Board, President, Vice-President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold twenty-five per cent of all the shares outstanding and entitled to vote thereat.

        Upon the request in writing delivered to the President or Secretary by any persons entitled to call a meeting of Shareholders, it shall be the duty of the President or Secretary to give notice to Shareholders, and if such request be refused, then the persons making such request may call a meeting by giving notice in the manner provided herein.

                               Place of Meetings

        The place of holding meetings of Shareholders shall be at such place as designated by the Directors

                               Notice of Meetings

        A notice of the meeting of Shareholders either annual or special shall be given in writing, by the President or Vice-President or the Secretary or Assistant Secretary or, in case of their refusal, by the person or persons entitled to call such meeting, and shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held. A copy of such notice shall be served upon or mailed to each Shareholder of record entitled to vote at such meeting or entitled to notice not more than sixty days nor less than seven days before such meeting. If mailed, it shall be directed to the Shareholder at his address as it appears upon the records of the Corporation. In the event of the transfer of shares after
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notice has been given and prior to the holding of a meeting, it shall not be necessary to serve notice upon the transferee. If any meeting is adjourned to another time or place, no further notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

            Waiver of Notice of Meeting of Shareholders or Directors

        Notice of the time, place and purpose of any meeting of Shareholders or Directors, may be waived by the written assent of every Shareholder entitled to notice, or of every Director, as the case may be, filed with or entered upon the records of the meeting, either before or after the holding thereof.

                             ACTION WITHOUT MEETING

        Any action which, under any provision of the General Corporation Act, or articles, or regulations, may be taken at a meeting of the Shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose.

        Whenever a Certificate in respect of any such action is required by the General Corporation Act to be filed in the Office of the Secretary of State, the officers signing the same shall state therein that the action was authorized in the manner aforesaid.

                                  ARTICLE II.

                               Voters at Meetings

        Every Shareholder of record shall be entitled at each meeting of Shareholders to one vote for each share standing in his name on the books of the Corporation.

        No shares shall be voted upon which an installment of the purchase price is overdue and unpaid.

        At all elections of directors the candidate receiving the greatest number of votes shall be elected.


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                                  ARTICLE III.

                                    Proxies

        At meetings of the Shareholders of the Corporation, any Shareholder of record, entitled to attend or to vote thereat, may be represented and may vote by a proxy or proxies appointed by a writing signed by such shareholder. No appointment of a proxy hereafter made shall be valid after the expiration of eleven months after it is made unless the Shareholder executing it shall have specified therein the length of time it is to continue in force. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

                                  ARTICLE IV.

                                   Inspectors

        Whenever any persons entitled to vote at a meeting of Shareholders shall request the appointment of inspectors, a majority of the Shareholders present at such meeting and entitled to vote thereat shall appoint three inspectors who need not be Shareholders. If the right of any person to vote at any such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.



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                                   ARTICLE V.

                                     Quorum

        The Shareholders present in person or by proxies at any meeting for the election of Directors shall constitute a quorum.

        To constitute a quorum at any meeting of Shareholders for any other purpose, there shall be present in person or by proxy the holders of shares entitling them to exercise a majority of the voting power.

                                  ARTICLE VI.

                                   Directors

        All the capacity of the Corporation shall be vested in and all its power and authority, except as otherwise provided by law, shall be exercised by the Board of Directors consisting of ONE persons, which shall manage and conduct the business of the Corporation.

        The election of Directors shall take place at the annual meeting of the Shareholders, or at a special meeting called and held for that purpose, and shall be by ballot; provided that if such election be not held at an annual or special meeting, it may be held at a Shareholders' meeting at which all Shareholders are present in person or by proxy.

        A majority of the votes cast shall be necessary for a choice.

        Directors shall hold office for one year and until their successors are chosen and qualified. Any vacancies in the Board of Directors shall be filled by a majority vote of the remaining Directors.

        Each Director shall be a holder of record of at least ONE shares of the Corporation. He shall be entitled to receive as compensation for services the sum of

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        The first meeting of the Directors for the purpose of organization, electing officers, adopting a Code of By-Laws and transacting any other business, may be held at such time as a majority of the Directors may determine.


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        The place of holding Director's meetings shall be at such place as designated by the Directors.

        A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business.

        If notice in writing is given by any shareholders to the president, a vice-president, or the secretary of a corporation, not less than forty-eight hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors if notice of such meeting has been given at least ten days prior thereto, and otherwise not less than twenty-four hours before such time, that he desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each Shareholder shall have the right to cumulate his shares and to give one candidate as many votes as the number of Directors to be elected multiplied by the number of his shares equals, or to distribute them on the same principle among as many candidates as he see fit.

        Such right to vote cumulatively shall not be further restricted or qualified by any provisions in the articles or regulations.

                                  ARTICLE VII.

                              Executive Committee

        The Board of Directors may appoint an Executive Committee, to serve until otherwise ordered, of not less than three members from their own number, each of whom shall be a holder of at least 1 shares of the Corporation. They shall have charge of the management of the business and affairs of the Corporation in the interim between the meetings of Directors, with power to appoint clerks and other employees, to fix wages and prices, determine credits, make investments, and generally discharge the duties of the Board of Directors, but not to incur debts, excepting for current expenses, unless specially authorized. They shall at all times act under the direction and control of the Board of Directors, and shall make reports to the Board of their acts, which reports shall form part of the records of the Corporation.


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                                  ARTICLE VIII.

                          Officers. Term. Compensation

        The Officers of the Corporation to be elected by the Directors shall be a President, Vice-President, Secretary, _______________________ Treasurer ______________. They shall be holders of shares in such number, and paid such compensation, as the Board of Directors may determine. Such officers shall be chosen by the Board of Directors and shall hold office for one year and until their successors are chosen and qualified.

        The offices of Secretary and Treasurer and General Manager may be held by one and the same person.

        The General Manager, subject to the order of the Board of Directors, may appoint clerks and other employes, for such time and at such salary or wages as he or they may determine.

                                  ARTICLE IX.

                     Duties of President and Vice-President

        It shall be the duty of the President to preside at all meetings of Shareholders and Directors, to sign the records thereof and all Certificates of Shares, and in general to perform all the duties usually incident to such office or which may be required by the Shareholders or Directors.

        It shall be the duty of the Vice-President to perform all the duties of the President, in case of the latter's absence or disability.

                                   ARTICLE X.

                              Duties of Secretary

        It shall be the duty of the Secretary to take and keep an accurate record of Shareholders entitled to vote or to receive dividends, and keep an accurate record of the acts and proceedings of the Shareholders and Directors; give all notices required by law and the acts of the Shareholders and Directors; keep proper books of accounts and books for Transfer of Shares, issue and attest all Certificates of Shares. On the expiration of his term of office, he shall deliver all books, papers and property of the Corporation in his hands to his successor or to the President; and in general perform all the duties usually pertaining to the office.

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                                  ARTICLE XI.

                              Duties of Treasurer

        The Treasurer shall receive and safely keep all money and choses in action belonging to the Corporation, and disburse the same, under the direction of the Board of Directors. He shall keep an accurate account of finances of the Corporation in books, specially to be provided for that purpose, and hold the same open for inspection and examination of the Directors and any Committee of Shareholders appointed for such inspection, and shall present abstracts of the same at annual meetings of Shareholders, or at any other meetings when requested. He shall give bond in such sum and with such security as the Board of Directors may require for the faithful performance of his duties; and on the expiration of his term shall deliver all money and other property of the Corporation in his hands to his successor or to the President.

                                  ARTICLE XII.

                           Duties of General Manager

        The duties of the General Manager shall be to superintend and control the shops and Warehouses of the Corporation and the manufacture and sale of its products, under the direction of the Board of Directors, to keep accurate accounts of all property passing through his hands, and to do all things incident to such office or required by said Board of Directors.

                                 ARTICLE XIII.

                                   Dividends

        The surplus profits arising from the business of the Corporation shall be disposed of according to orders of the Board of Directors, made at a special or regular meeting, and no dividends shall be paid to Shareholders or other disposition made of such profits except upon an order of the Board.


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                                  ARTICLE XIV.

                                   Transfers

        Transfers of Shares can only be made on the books of the Corporation, in person or by proxy, in the presence of the President or Secretary, on surrender of the previous certificate and payment of all dues on the same; provided, that if a certificate be lost or destroyed, a duplicate may be issued by special order of the Board of Directors, upon satisfactory proof of such loss or destruction, and the giving of a suitable bond of indemnity against loss by reason thereof. The Transfer Book shall be closed against transfer of shares, for thirty days next preceding each annual meeting of Shareholders.

                                  ARTICLE XV.

                                      Seal


        The Seal of the Corporation shall be circular 1 1/2 inches in diameter, with the name of the Corporation engraved around the margin, and the word Seal engraved across the center.

                                  ARTICLE XVI.

                               Order of Business

        At the Shareholders' meetings, the order of business shall be as follows:

     1.   Reading minutes of previous meetings and acting thereon.

     2.   Reports of Directors and Committees.

     3.   Financial report or statement.

     4.   Reports of President, General Manager and other Officers.

     5.   Unfinished business.

     6.   Election of Directors.

     7.   New or miscellaneous business.

        This order may be changed by affirmative vote of the majority of Shareholders present.

                                 ARTICLE XVII.

                           Regulations Amended, etc.

        This Code of Regulations may be adopted and changed by affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal.